Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Omada Health, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: August 14, 2025

Andreessen Horowitz Fund IV, L.P.

for itself and as nominee for Andreessen Horowitz Fund IV-A, L.P., Andreessen Horowitz Fund IV-B, L.P. and Andreessen Horowitz Fund IV-Q, L.P.

By: AH Equity Partners IV, L.L.C.

Its: General Partner

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

AH Equity Partners IV, L.L.C.

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

AH Parallel Fund IV, L.P.

for itself and as nominee for AH Parallel Fund IV-A, L.P., AH Parallel Fund IV-B L.P. and AH Parallel Fund IV-Q, L.P.

By: AH Equity Partners IV (Parallel), L.L.C.

Its: General Partner

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

AH Equity Partners IV (Parallel), L.L.C.

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

Marc Andreessen

/s/ Phil Hathaway

Phil Hathaway, Attorney-in-Fact

Benjamin Horowitz

/s/ Phil Hathaway

Phil Hathaway, Attorney-in-Fact